EXHIBIT 99.3
UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Background

As previously disclosed, on August 12, 2024, Sonida Senior Living, Inc., through various wholly-owned subsidiaries (the “Company” and “Sonida”), entered into eight asset purchase agreements (the “Palm PSAs”) with various affiliates of Principal Senior Living Group for the acquisition of eight senior living communities (collectively, the “Palm Communities” and “Palm”). Five of the Palm Communities are located in Florida and the other three Palm Communities are located in South Carolina.

Effective as of October 1, 2024, upon the terms and conditions set forth in the Palm PSAs, the Company completed its acquisition of the Palm Communities (the “Palm Acquisition”). Upon the completion of the Palm Acquisition, the Company paid the as-adjusted closing purchase price of approximately $102.9 million, which amount is subject to customary post-closing adjustments.

The foregoing description of the Palm PSAs and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the full text of the form of Palm PSA, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 15, 2024 and is incorporated herein by reference.

Basis of Presentation

The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2024 and the year ended December 31, 2023 have been prepared as though the Palm Acquisition occurred on January 1, 2023. The unaudited pro forma consolidated balance sheet as of September 30, 2024 has been prepared as though the Palm Acquisition occurred on that date.

The accompanying unaudited pro forma consolidated financial statements should be read in conjunction with (i) the Company’s unaudited condensed consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2024, (ii) the Company’s audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, that was filed with the SEC on March 27, 2024, (iii) the audited combined carve-out financial statements of the Palm Communities for the year ended December 31, 2023, included in this Current Report on Form 8-K/A as Exhibit 99.1, and (iv) the unaudited combined carve-out financial statements of the Palm Communities for the nine months ended September 30, 2024, included in this Current Report on Form 8-K/A as Exhibit 99.2.

The adjustments to the historical financial statements are based upon currently available information and certain estimates and assumptions. Actual effects of the Palm Acquisition will differ from the pro forma adjustments. The unaudited pro forma consolidated financial statements are not necessarily indicative of the results that would have occurred if the Palm Acquisition had been completed on the dates indicated or what could be achieved in the future. However, the Company believes the assumptions provide a reasonable basis for presenting the significant effects of the Palm Acquisition as contemplated and the pro forma transaction accounting adjustments are factually supportable and give appropriate effect to the expected impact of events directly attributable to the Palm Acquisition.

SONIDA SENIOR LIVING, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of September 30, 2024
(in thousands, except share amounts)

	Historical Sonida (A)	Palm (B)	Adjustments		Pro Forma Sonida
Assets:
Current assets
Cash and cash equivalents	$24,938	$1,620	$(1,620)	(C)	$24,938
Restricted cash	18,850	—	—		18,850
Accounts receivable, net	12,677	285	(285)	(C)	12,677
Prepaid expenses and other assets	4,743	1,395	(1,351)	(C)	4,787
Derivative assets	701	—	—		701
Acquisition deposit	102,461	—	(102,461)	(E)	—
Total current assets	164,370	3,300	(105,717)		61,953
Property and equipment, net	611,911	93,918	(6,773)	(D)	699,056
Investment in unconsolidated entity	11,868	—	—		11,868
Other assets, net	8,086	95	13,140	(F)	21,321
Total assets	$796,235	$97,313	$(99,350)		$794,198
Liabilities:
Current liabilities
Accounts payable	$6,098	$789	$(789)	(C)	$6,098
Accrued expenses	44,791	4,083	(2,888)	(C)	45,986
Current portion of notes payable, net of deferred loan costs	14,119	—	—		14,119
Deferred income	4,294	162	(162)	(C)	4,294
Federal and state income taxes payable	161	—	—		161
Other current liabilities	826	—	—		826
Total current liabilities	70,289	5,034	(3,839)		71,484
Notes payable, net of deferred loan costs and current portion	589,975	—	—		589,975
Other long-term liabilities	23	—	443	(G)	466
Total liabilities	660,287	5,034	(3,396)		661,925
Redeemable preferred stock:
Series A convertible preferred stock, $0.01 par value; 41 shares authorized, 41 shares issued and outstanding	51,248	—	—		51,248
Equity:
Sonida’s shareholders’ equity (deficit):
Preferred stock, $0.01 par value:
Authorized shares - 15,000; none issued or outstanding, except Series A convertible preferred stock as noted above	—	—	—		—
Common stock, $0.01 par value:
Authorized shares - 30,000; 19,070 shares issued and outstanding	191	—	—		191
Additional paid-in capital	492,072	—	(3,675)	(C)	488,397
Parent net investment		92,279	(92,279)	(C) (E)	—
Retained deficit	(414,720)	—	—		(414,720)
Total Sonida shareholders’ equity (deficit)	77,543	92,279	(95,954)		73,868
Noncontrolling interest:	7,157	—	—		7,157
Total equity (deficit)	84,700	92,279	(95,954)		81,025
Total liabilities, redeemable preferred stock and equity (deficit)	$796,235	$97,313	$(99,350)		$794,198

Notes to Unaudited Pro Forma Consolidated Balance Sheet

(A) Represents the unaudited historical condensed consolidated balance sheet of Sonida Senior Living, Inc. as of September 30, 2024, as reported in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 13, 2024.
(B) Represents the unaudited combined carve-out condensed consolidated balance sheet of the Palm Communities as of September 30, 2024.
(C) Represents adjustments to remove the historical operating assets, liabilities and equity of the Palm Communities as of September 30, 2024 which were not acquired or assumed by the Company plus adjustments to the balance sheet to reflect the Palm Acquisition.
(D) Represents property and equipment, predominantly land and buildings, allocated to the Palm Communities from the Palm Acquisition, which was an asset acquisition. Transaction costs related to the Palm Acquisition have been capitalized in the acquired property and equipment. The assets and liabilities were allocated proportionately based on an estimate of the relative fair values of the Palm Communities. Sonida has not finalized its opening balance sheet adjustment for the Palm Acquisition. The property and equipment are estimated to be depreciated over the straight-line method over their estimated useful lives as of the date of the Palm Acquisition: land and land improvements are not depreciated; buildings and building improvements between 10 to 30 years; and furniture and equipment 7 years.
(E) Represents the application of the cash purchase price paid by Sonida to Principal Senior Living Group prior to the closing of the Palm Acquisition on October 1, 2024. The purchase price was allocated to the assets acquired and liabilities assumed based on fair value estimates. Property and equipment assumed was valued based on the sales comparison approach, cost approach, and income capitalization. In place leases assumed were valued based on the value a market participant would ascribe to any existing leases.
(F) Represents intangible assets, predominantly in place leases, allocated to the Palm Communities from the Palm Acquisition and adjustments to remove the historical operating assets of the Palm Communities. A portion of transaction costs related to the Palm Acquisition have been capitalized in the acquired intangible assets. Sonida has not finalized its opening balance sheet adjustment for the Palm Acquisition. The intangible assets are estimated to be amortized over the straight-line method over their estimated useful lives as of the date of the Palm Acquisition. In place leases are amortized over 3 years.
(G) Represents other long-term liabilities, predominantly below market leases, allocated to the Palm Communities from the Palm Acquisition. A portion of transaction costs related to the Palm Acquisition have been capitalized in the acquired intangible liabilities. Sonida has not finalized its opening balance sheet adjustment for the Palm Acquisition. The intangible liabilities are estimated to be amortized over the straight-line method over their estimated useful lives as of the date of the Palm Acquisition. Below market leases are amortized over 3 years.

SONIDA SENIOR LIVING, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2024
(in thousands, except per share amounts)

	Historical Sonida (AA)	Palm (BB)	Adjustments		Pro Forma Sonida
Revenues:
Resident revenue	$190,796	$26,122	$—		$216,918
Management fees	2,465	—	—		2,465
Managed community reimbursement revenue	19,134	—	—		19,134
Total revenues	212,395	26,122	—		238,517
Expenses:
Operating expense	142,790	19,551	—		162,341
General and administrative expense	28,182	2,091	(1,819)	(DD)	28,454
Depreciation and amortization expense	30,731	2,438	3,674	(EE)	36,843
Managed community reimbursement expense	19,134	—	—		19,134
Total expenses	220,837	24,080	1,855		246,772
Other income (expense):
Interest income	1,379	—	—		1,379
Interest expense	(27,394)	(4,800)	4,800	(FF)	(27,394)
Gain on extinguishment of debt, net	38,148	—	—		38,148
Loss from equity method investment	(181)	—	—		(181)
Other expense, net	(379)	(174)	—		(553)
Income (loss) before provision for income taxes	3,131	(2,932)	2,945		3,144
Provision for income taxes	(193)	—	—		(193)
Net income (loss)	2,938	(2,932)	2,945		2,951
Less: Net loss attributable to noncontrolling interests	507	—	—		507
Net income (loss) attributable to Sonida shareholders	3,445	(2,932)	2,945		3,458

Dividends on Series A convertible preferred stock	(1,409)	—	—		(1,409)
Undeclared dividends on Series A convertible preferred stock	(2,707)	—	—		(2,707)
Net loss attributable to common stockholders	$(671)	$(2,932)	$2,945		$(658)

Weighted average common shares outstanding — basic	12,787				12,787
Weighted average common shares outstanding — diluted	12,787				12,787

Basic net loss per common share	$(0.05)				$(0.05)
Diluted net loss per common share	$(0.05)				$(0.05)

SONIDA SENIOR LIVING, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2023
(in thousands, except per share amounts)

	Historical Sonida (AA)	Palm (CC)	Adjustments		Pro Forma Sonida
Revenues:
Resident revenue	$232,032	$31,236	$—		$263,268
Management fees	2,191	—	—		2,191
Managed community reimbursement revenue	21,099	—	—		21,099
Total revenues	255,322	31,236	—		286,558
Expenses:
Operating expense	177,323	24,719	—		202,042
General and administrative expense	32,198	2,399	(2,175)	(DD)	32,422
Depreciation and amortization expense	39,888	3,208	4,942	(EE)	48,038
Long-lived asset impairment	5,965	—	—		5,965
Managed community reimbursement expense	21,099	—	—		21,099
Total expenses	276,473	30,326	2,767		309,566
Other income (expense):
Interest income	608	—	—		608
Interest expense	(36,118)	(6,665)	6,410	(FF)	(36,373)
Gain on extinguishment of debt, net	36,339	—	—		36,339
Other expense, net	(532)	(161)	—		(693)
Loss before provision for income taxes	(20,854)	(5,916)	3,643		(23,127)
Provision for income taxes	(253)	—	—		(253)
Net loss	(21,107)	(5,916)	3,643		(23,380)
Less: Net loss attributable to noncontrolling interests	—	—	—		—
Net loss attributable to Sonida shareholders	(21,107)	(5,916)	3,643		(23,380)

Undeclared dividends on Series A convertible preferred stock	(4,992)	—	—		(4,992)
Net loss attributable to common stockholders	$(26,099)	$(5,916)	$3,643		$(28,372)

Weighted average common shares outstanding — basic	6,786				6,786
Weighted average common shares outstanding — diluted	6,786				6,786

Basic net loss per common share	$(3.85)				$(4.18)
Diluted net loss per common share	$(3.85)				$(4.18)

Notes to Unaudited Pro Forma Consolidated Statements of Operations

(AA) Represents the historical condensed consolidated statement of operations of Sonida Senior Living, Inc. for the nine months ended September 30, 2024, as reported in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 13, 2024 and the historical consolidated statement of operations for the year ended December 31, 2023, as reported in the Company’s Annual Report on Form 10-K that was filed with the SEC on March 27, 2024.
(BB) Represents the unaudited combined carve-out statement of operations of the Palm Communities as of the nine months ended September 30, 2024, as included in Exhibit 99.2 of this Current Report on Form 8-K/A.
(CC) Represents the audited combined carve-out statement of operations of the Palm Communities as of December 31, 2023, as included in Exhibit 99.1 of this Current Report on Form 8-K/A.
(DD) Represents expenses for management fees recorded by the Palm Communities that will not be in the Sonida statement of operations as the properties will be internally managed.
(EE) Represents depreciation and amortization expense based on the preliminary estimate of the relative fair value and useful lives of the assets acquired by the Company for the acquisition of the Palm Communities and an adjustment to remove the depreciation and amortization expense recorded by Palm.
(FF) Represents adjustments to remove the historical interest expense of the Palm Communities for the nine months ended September 30, 2024 and the year ended December 31, 2023.